UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns North Park Apartments (“North Park”), a 284-unit apartment complex located in Evansville, Indiana.  On March 15, 2007 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, The Embassy Group, LLC, a New York limited liability company (the “Purchaser”), to sell North Park to the Purchaser for a total sales price of $8,700,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $8,700,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $100,000.

FEASIBILITY PERIOD.  The feasibility period was from February 8, 2007 to and including March 16, 2007.  The Purchaser delivered an additional non-refundable deposit of $100,000 upon termination of the feasibility period.

CLOSING.  The expected closing date of the transaction is March 30, 2007. The Registrant has the right to extend the closing to a date between April 14, 2007, and April 30, 2007, by delivering written notice to Purchaser on or before 5 days prior to closing. The closing is also subject to customary closing conditions and deliveries. In addition, the Registrant will not complete the proposed sale if limited partners owning more than 50% of the aggregate units object.

COSTS AND FEES.  The Registrant shall pay the transfer, sales and use taxes, gross receipts or similar taxes, broker’s commission, costs to discharge any liens or encumbrances against the property, base premium for the title policy and one-half of the customary closing costs of the escrow agent. The Purchaser shall pay cost of recording the deed, any premiums or fees required to be paid by the Purchaser with respect to the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and Registrant each made limited representations and warranties to the other.

RISK OF LOSS. In the event North Park is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit the deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of  (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii) seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.64

Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and The Embassy Group, LLC, a New York limited liability company, dated March 15, 2007.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  March 21, 2007

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  March 21, 2007